UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

SOUND POINT DIRECT LENDING BDC

(Exact name of registrant as specified in its charter)

Delaware	814-01938	33-4342329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 34th Floor, New York, New York 10152

(Address of Principal Executive Offices, Zip Code)

(212) 895-2280

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

September 2026 Distribution

On October 21, 2026, Sound Point Direct Lending BDC (the “Company”) paid a distribution of $0.60 per common share for the three months ended September 30, 2026 (the “September Distribution”) to stockholders of record as of September, 30 2026, in cash or in common shares under the Company’s distribution reinvestment plan, as applicable.

Based on the low and high endpoints of the Company’s estimated net asset value (“NAV”) per share as of September 30, 2026, described in Item 8.01 below, the annualized distribution yield on the September Distribution is estimated to range from 9.58% to 9.60%, calculated by multiplying this quarterly distribution by four and dividing by the corresponding estimated September 30, 2026, NAV per share. This annualized yield is not the same as total return and does not represent a guarantee of future distributions.

Estimated Total Return Based on NAV

For the three months ending September 30, 2026, the Company estimates total return based on NAV of 3.40% to 3.57% for its common shares. The estimated year-to-date total return based on NAV through September 30, 2026, was 8.32% to 8.50%, and the estimated inception-to-date total return based on NAV from commencement of operations on December 15, 2025, through September 30, 2026, was 7.50% to 7.67%. The estimated one-year total return is not presented because the Company has not completed a full year of operations.

Total return based on NAV reflects the change in NAV per common share during the applicable period plus distributions per common share, assuming distributions are reinvested in accordance with the Company’s distribution reinvestment plan. The estimated returns reflect the low and high endpoints of the Company’s September 30, 2026, estimated NAV range described in Item 8.01 below.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such Section. The information in this Item 7.01 shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Estimated Net Asset Value (as of September 30, 2026)

As of September 30, 2026, the Company estimates its NAV per common share was between $25.01 and $25.05, compared with NAV per common share of $24.77 as of June 30, 2026. The Company estimates aggregate NAV between approximately $166.15 million and $166.41 million, based on 6,643,207 common shares outstanding as of September 30, 2026. These estimates are preliminary and subject to the completion of the Company’s valuation and quarter-end reporting procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND POINT DIRECT LENDING BDC

Dated: October 30, 2026	By:	/s/ Andrew Eversfield
	Name:	Andrew Eversfield
	Title:	Chief Executive Officer

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